                                                                     Exhibit 4.6

                               WARRANT CERTIFICATE

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES FOR WHICH THE WARRANTS ARE EXERCISABLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW. SUCH WARRANTS AND SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN AND ARE SUBJECT TO OTHER PROVISIONS OF THE WARRANT AGREEMENT DATED AS OF AUGUST 31, 2004, BETWEEN THE ISSUER AND BRIDGE OPPORTUNITY FINANCE, LLC, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS MORE FULLY SET FORTH IN THE WARRANT AGREEMENT.

                          EXERCISABLE ONLY ON OR BEFORE
                                 AUGUST 31, 2014

This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agreement dated as of August 31, 2004 (the "Warrant Agreement"), between CRDENTIA CORP., a Delaware corporation (the "Issuer") and BRIDGE OPPORTUNITY FINANCE, LLC. Such Warrant Agreement is hereby incorporated in full by reference and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Issuer and the holders. All defined terms used in this Warrant Certificate that are not otherwise defined herein shall have the meanings ascribed to them in the Warrant Agreement.

This Warrant Certificate certifies that BRIDGE OPPORTUNITY FINANCE, LLC, or its registered assigns, is the registered holder of 905,758 Warrants (the "Warrants") to purchase shares of Common Stock of the Issuer. Each Warrant evidenced hereby entitles the holder hereof, subject to the conditions set forth herein and in the Warrant Agreement, to purchase from the Issuer before the first to occur of (i) a Change of Control (as defined in the Warrant Agreement, or (ii) 5:00 P.M., Chicago, Illinois time, on August 31, 2014 (the "Expiration Date"), one (1) Validly Issued share of the Common Stock of the Issuer (the "Warrant Share") to the extent set forth in the Warrant Agreement, at a price of the lesser of (i) Three Dollars and 15/100 ($3.15) per Warrant, or (ii) the Fair Market Value per Warrant (such lesser amount per Warrant, the "Exercise Price"), upon surrender of this Warrant Certificate, execution of the annexed Form of Election to Purchase and payment of the Exercise Price at the office of the Issuer at Warrant Office. The Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment as set forth in the Warrant Agreement.

                                   Exhibit A

No Warrant may be exercised after 5:00 P.M., Chicago, Illinois time, on the Expiration Date and (except as otherwise provided in the Warrant Agreement) all rights of the registered holders of the Warrants shall cease after 5:00 P.M., Chicago, Illinois time, on the Expiration Date.

The Issuer may deem and treat the registered holders of the Warrants evidenced hereby as the absolute owners thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holders hereof and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

Warrant Certificates, when surrendered at the Warrant Office by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of a transfer of this Warrant Certificate at the Warrant Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all of the Warrants evidenced hereby are to be transferred thereunder, to the registered holder hereof, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.



                            [SIGNATURE PAGE FOLLOWS]


                                   Exhibit A
                                     Page 2

                     (SIGNATURE PAGE TO WARRANT CERTIFICATE)

         IN WITNESS WHEREOF the Issuer has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

                                             CRDENTIA CORP.


                                             By: /s/ James D. Durham
                                                 -------------------------------
                                                 James D. Durham
                                                 Chief Executive Officer



                                 Schedule 2(d)
                                     Page 3